EX-23
          2
              CONSENT OF INDEPENDENT AUDITOR

Exhibit 23

Bendinger & Company                         1850 Mount Diablo Blvd., Suite 610
CERTIFIED PUBLIC ACCOUNTANTS                Walnut Creek, California 94596
                                            (925) 932-7808


Bendinger & Company
1850 Mount Diablo Blvd., Suite 610
Walnut Creek, California 94596



March 15, 2000

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this form 10-KSB/A of our report dated March 15, 2000, relating to the financial statements of e-bidd.com, Inc. for the years ended December 31, 1999 and 1998.

                                                    /s/ Bendinger & Company
                                                    ------------------------
                                                    Bendinger & Company
                                                    Certified Public Accountants


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